Calculation of Filing Fee Tables
S-3
Sabra Health Care REIT, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Other	Warrants	457(r)				0.0001531
Fees to be Paid	4	Other	Rights	457(r)				0.0001531
Fees to be Paid	5	Other	Units	457(r)				0.0001531
Fees to be Paid	6	Other	Guarantees of Debt Securities	457(r)				0.0001531
Fees to be Paid	7	Debt	Debt Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	8	Equity	Common Stock	415(a)(6)	109,319,532					S-3	333-268285	11/10/2022	$ 12,275.77
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Sabra Health Care REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 23, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3 (File No. 333-268285), filed with the Securities and Exchange Commission on November 10, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $2,751.38 with respect to shares of common stock having an aggregate offering price of $24,967,125 offered by the Prior Prospectus Supplement and applied a fee of $53,394.89 that was previously paid in connection with shares of common stock having an aggregate offering price of $475,032,875 that remained unsold under a 424(b)(5) prospectus supplement, dated August 6, 2021, pursuant to a Registration Statement on Form S-3 (File No. 333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the "2019 Registration Statement") that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. $9,837.22 of such $53,394.89 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares form Sabra Health Care REIT, Inc.'s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the 2019 Registration Statement. As of the date of this registration statement, shares of common stock having an aggregate offering price of $109,319,532 were not sold under the Prior Registration Statement (the "Unsold Shares"). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the $109,319,532 in aggregate offering price of Unsold Shares covered by the Prior Registration Statement, and a registration fee of $12,275.77 that has already been paid and remains unused with respect to such Unsold Shares will be applied to shares of common stock that may be registered pursuant to this registration statement. In accordance with Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be terminated upon the filing of this registration statement. * Additional securities may be added by automatically effective post-effective amendment pursuant to Rule 413 under the Securities Act.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	(1) See Offering Note 1. (3) Each right will represent a right to purchase shares of Sabra Health Care REIT, Inc.'s common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the terms of any rights issued by Sabra Health Care REIT, Inc.

[5]	(1) See Offering Note 1. (4) Each unit will consist of two or more securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by Sabra Health Care REIT, Inc.

[6]	(1) See Offering Note 1. (5) Sabra Health Care REIT, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Sabra Health Care Limited Partnership. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

[7]	(1) See Offering Note 1.

[8]	(2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Sabra Health Care REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 23, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3 (File No. 333-268285), filed with the Securities and Exchange Commission on November 10, 2022 (the "Prior Registration Statement"). In connection with the filing of the Prior Prospectus Supplement, Sabra Health Care REIT, Inc. made a contemporaneous fee payment in the amount of $2,751.38 with respect to shares of common stock having an aggregate offering price of $24,967,125 offered by the Prior Prospectus Supplement and applied a fee of $53,394.89 that was previously paid in connection with shares of common stock having an aggregate offering price of $475,032,875 that remained unsold under a 424(b)(5) prospectus supplement, dated August 6, 2021, pursuant to a Registration Statement on Form S-3 (File No. 333-235449), filed with the Securities and Exchange Commission on December 11, 2019 (the "2019 Registration Statement") that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. $9,837.22 of such $53,394.89 fee was applied from a fee previously paid in connection with $75,787,482 of unsold shares form Sabra Health Care REIT, Inc.'s registration of shares of common stock having an aggregate offering price of up to $400,000,000, offered by means of a 424(b)(5) prospectus supplement, dated December 11, 2019, pursuant to the 2019 Registration Statement. As of the date of this registration statement, shares of common stock having an aggregate offering price of $109,319,532 were not sold under the Prior Registration Statement (the "Unsold Shares"). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the $109,319,532 in aggregate offering price of Unsold Shares covered by the Prior Registration Statement, and a registration fee of $12,275.77 that has already been paid and remains unused with respect to such Unsold Shares will be applied to shares of common stock that may be registered pursuant to this registration statement. In accordance with Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be terminated upon the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A